Exhibit 99.1

Interlink Electronics Announces Preliminary Third Quarter 2021 Results

Revenue For the Quarter Increased 44% From the Prior Year Quarter

October 20, 2021 06:00 AM PDT

IRVINE, Calif. – (Business Wire) – Interlink Electronics, Inc. (NASDAQ: LINK), an industry-leading trusted advisor and technology partner in the advancing world of human-machine interface (HMI) and force-sensing technologies, today announced preliminary unaudited financial results for the quarter ended September 30, 2021. Preliminary revenue for the quarter was $2.2 million, up 44% from the prior year period, and sequentially up 8% from the previous quarter. Preliminary gross margin was 58% for the quarter. Preliminary pre-tax income for the quarter was $0.3 million.

Preliminary Consolidated Financial Results	Three months ended September 30,				Nine months ended September 30,
(Dollar amounts in thousands)	2021	2020	$ ∆	% ∆	2021	2020	$ ∆	% ∆
	Prelim.				Prelim.
Net revenue	$2,223	$1,548	$675	43.6%	$5,855	$4,941	$914	18.5%
Gross profit	$1,286	$811	$475	58.6%	$3,287	$2,768	$519	18.8%
Gross margin	57.8%	52.4%			56.1%	56.0%
Pre-tax income (loss)	$253	$(120)	$373		$307	$(153)	$460

“We are very pleased with our financial performance in the third quarter, and we continue to build on our sales pipeline for next year,” said Steven N. Bronson, Chairman, President, and CEO of Interlink Electronics. “We are also actively pursuing acquisition opportunities to accelerate our growth and to diversify our products and customers.”

About Interlink Electronics, Inc.

Interlink Electronics is a world-leading trusted provider of HMI, sensor, and IoT solutions. In addition to standard product offerings, Interlink utilizes its expertise in materials science, manufacturing, firmware, and software to produce in-house system solutions for custom applications. For 35 years, Interlink has led the printed electronics industry in the commercialization of its patented Force Sensing Resistor® technology and has supplied some of the world’s top electronics manufacturers with intuitive sensor and interface technologies like the VersaPad and the new VersaPad Plus, which boasts the largest active surface area of any resistive touchpad. It also has a proven track record of supplying technological solutions for mission-critical applications in a diverse range of markets—including medical, automotive, consumer electronics, telecommunications, and industrial control—providing standard and custom-designed sensors that give engineers the flexibility and functionally they seek in today’s sophisticated electronic devices. Interlink serves an international customer base from its headquarters in Irvine, California, and world-class materials science lab and R&D center in Camarillo, California. They are supported by strategic global locations covering manufacturing, distribution, and sales support. For more information, please visit InterlinkElectronics.com.

Forward Looking Statements

This release contains forward-looking statements. Forward-looking statements include, but are not limited to, the company’s preliminary unaudited financial and operational results for the quarter ended September 30, 2021, and the company’s expectations with respect to its product pipeline and acquisition opportunities, and are generally identified by phrases such as “thinks,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” and similar words. Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors which could cause actual results to differ materially from the forward-looking statement, including risks related to changes in our preliminary unaudited financial results based on the completion of our financial statement closing procedures and the review by our independent registered public accounting firm of such financial statements. These statements are based upon, among other things, assumptions made by, and information currently available to, management, including management’s own knowledge and assessment of the company’s industry, R&D initiatives, competition and capital requirements. Other factors and uncertainties that could affect the company’s forward-looking statements include, among other things, the following: our success in predicting new markets and the acceptance of our new products; efficient management of our infrastructure; the pace of technological developments and industry standards evolution and their effect on our target product and market choices; the effect of outsourcing technology development; changes in the ordering patterns of our customers; a decrease in the quality and/or reliability of our products; protection of our proprietary intellectual property; competition by alternative sophisticated as well as generic products; continued availability of raw materials for our products at competitive prices; disruptions in our manufacturing facilities; risks of international sales and operations including fluctuations in exchange rates; compliance with regulatory requirements applicable to our manufacturing operations; and customer concentrations. Additional factors that could cause actual results to differ materially from those anticipated by our forward-looking statements are under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report (Form 10-K) or Quarterly Report (Form 10-Q) filed with the Securities and Exchange Commission. Forward-looking statements are made as of the date of this release, and we expressly disclaim any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Interlink Electronics, Inc.

IR@iefsr.com

Steven N. Bronson, CEO

805-623-4184